No. COI-1


                              OXFORD CAPITAL CORP.

                          Common Stock Purchase Warrant

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SHALL NOT BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED IN VIOLATION THEREOF UNTIL EITHER (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH SECURITIES WHICH OPINION IS SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SECURITIES MAY BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

     OXFORD CAPITAL CORP., a Nevada corporation (the "Company"), hereby certifies that, for value received, AMERICAN TELETRONIC, INC. or his permitted registered successors and assigns (the "Holder"), is entitled, subject to the terms and conditions set forth below, to purchase from the Company _______ fully paid and nonassessable shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Company at the purchase price per share set forth below during the exercise period described below.

1.   Exercise of Warrant.

     1.1 The exercise price (the "Exercise Price") of this Warrant shall be at a price equal to the closing bid price of the Company's Common Stock on the date of issuance of each Warrant.

     1.2 The rights represented by this Warrant shall be exercisable for a period commencing on the date hereof and expiring one year from said date (the "Exercise Period").

     1.3 The rights represented by this Warrant may be exercised at any time within the Exercise Period, in whole or in part, by (i) the surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal offices of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment to the Company, in cash, certified check or other means satisfactory to the Company, of the Exercise Price then in effect for the number of shares of Common Stock specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any. If this Warrant shall be exercised in part, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the holder to purchase the balance of the shares underlying this Warrant.

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     1.4  Upon  proper  tender  of the  Exercise  Price  and  purchase  form  in accordance with paragraph 1.3 above, the Company shall issue, or cause to be issued, to the Holder one or more certificates evidencing ownership of the number of shares of Common Stock with respect to which this Warrant has been properly exercised. In any event, assuming proper exercise, the Company shall deliver such certificate(s) within thirty (30) days following receipt of the items required by paragraph
          1.3 above.

2. Anti-Dilution Provisions. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

     a. If the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the effective date or record date, as the case may be, for such sale, dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. No adjustment shall be made for any cash dividends.

     b. Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to paragraph 2.a. above, the number of shares of Common Stock purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number shares of Common Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

     c. Notwithstanding any adjustment in the Exercise Price or the number or kind of shares of Common Stock purchasable upon the exercise of this Warrant, certificates for Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of shares of Common Stock as are initially expressed pursuant to this Warrant.

     d. Notwithstanding anything to the contrary in this Agreement, there shall be no adjustment in the Exercise Price or the number or kind of shares of Common Stock purchasable upon exercise of this Warrant solely as a result of the Company's sale of shares of Common Stock, including the issuance of shares of Common Stock or other change in the capitalization of the Company as a result of the Company's acquisition, directly or indirectly, of the assets or outstanding capital stock of any other corporation or entity.

3. Fractional Shares. The Company shall not be required to issue any fractional shares of Common Stock upon exercise of this Warrant. If any fractional interest in a share of Common Stock shall be deliverable upon the exercise of any Warrant, the Company shall purchase such fractional interest for an amount of cash (computed to the nearest cent) equal to the product of such fraction multiplied by the Exercise Price then in effect.


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
4. Restrictions on Transfer. (a) Neither this Warrant nor the shares of Common Stock issuable upon exercise hereof have been registered under the Act nor under any state securities law and shall not be transferred, sold, assigned or hypothecated in violation thereof. As a result, any such transfer, sale, assignment or hypothecation shall be permitted only after the Company has reviewed an opinion of counsel satisfactory to the Company and its counsel, stating that such action is permitted under this paragraph 4 and that such action does not violate the Act or such state securities laws.

     (b) Holder has represented that it is acquiring this Warrant for its own account and not with a view to the distribution thereof or of the shares of Common Stock which may issued upon exercise of this Warrant.

     (c) The certificates evidencing the shares of Common Stock which may be issued upon exercise of this Warrant shall bear a legend substantially in the form set forth at the beginning of this Warrant.

5. Covenants. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the Holder thereof. The Company further covenants and agrees that during the Exercise Period, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

6. Notices. All notices and other communications hereunder shall be in writing and deemed to have been duly given when hand-delivered, or mailed by registered or certified mail, return receipt requested, as follows:

     a. If to the Holder of this Warrant, to the address of such Holder as shown on the books of the Company; or

     b. If to the Company, to: Oxford Capital Corp., Attn: Robert Cheney, 4245 North Central Expressway, Suite 300, Dallas, Texas 75205.

7. Governing Law. This Warrant shall be construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, the undersigned has caused this Warrant to be signed in its corporate name by its duly authorized officer as of the day of , 1997.


                                             OXFORD CAPITAL CORP.


                                             By:
                                                --------------------------------
                                                Robert E. Cheney, President


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
                                  PURCHASE FORM



     The  undersigned,                             , the Holder of Common  Stock
                      -----------------------------

Purchase  Warrant No.                   of Oxford  Capital Corp.  evidencing the
                     -------------------
right to  purchase                     shares  of Common  Stock of the  Company,
                  ---------------------
hereby elects to exercise the rights under said Warrant as set forth below and delivers said Warrant and the Exercise Price payable with respect to the exercise of such rights:

         Name of Holder:
                        ------------------------------

         Address of Holder:
                           ---------------------------

         Number of Shares:
                          ----------------------------

         Exercise Price Delivered:
                                  --------------------

     If the Warrant is exercised with respect to less than all of the shares issuable upon exercise of such Warrant, please issue a new Warrant evidencing the right to acquire the remainder of such shares.

DATED:                , 19     .
      ----------------    -----


                                      Signature:
                                                --------------------------------


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